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                                                                       EXHIBIT 5

  [LETTERHEAD OF CHRISTENSEN, WHITE, MILLER, FINK, JACOBS, GLASER & SHAPIRO]

                                January 9, 1996

MGM Grand, Inc.
3799 Las Vegas Boulevard South
Las Vegas, Nevada 89109

                    RE: REGISTRATION STATEMENT ON FORM S-8
                        ----------------------------------

Gentlemen:

     You have requested our opinion, as counsel for MGM Grand, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 2,500,000 shares (the "Shares") of the Company's common stock, $.01 par value per share ("Common Stock"), issuable pursuant to the Company's Nonqualified Stock Option Plan and the Company's Incentive Stock Option Plan (collectively, the "Option Plans"). The Shares are the subject of the Company's Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on or about January 12, 1996 (the "Registration Statement").

      In rendering our opinion herein, we have assumed the satisfaction of the following conditions: the issuance of the Shares to be issued under the Option Plans and all stock option agreements entered into in connection therewith in accordance with the terms thereof; the issuance by any applicable regulatory agencies of all appropriate permits, consents, approvals, authorizations and orders relating to the issuance and sale of the Shares in their respective jurisdictions; the Registration Statement becoming effective; the offering and sale of the Shares in the manner set forth in the Option Plans and pursuant to said permits, consents, approvals, authorizations and orders; the reservation by the Company of a sufficient number of shares of Common Stock for issuance upon exercise of outstanding options under the Option Plans; and the receipt by the Company of full consideration for the Common Stock issued under the Option Plans in accordance with the respective terms of the Option Plans and all stock option agreements entered into in connection therewith. In addition, our opinion herein is subject to applicable
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MGM Grand, Inc.
January 9, 1996
Page 2



bankruptcy, reorganization, insolvency, fraudulent, conveyance, moratorium or other laws affecting creditors' rights generally from time to time in effect, and Delaware law and regulations, and no opinion is being rendered as to the availability of specific performance, injunctive remedies or other forms of equitable relief.

      Based upon the foregoing, it is our opinion that the Shares, when issued, will be legally issued, fully paid and nonassessable.

      This opinion is addressed solely to the Company and no one else has the right to rely upon it, nor may anyone release it, quote from it or employ it in any transaction other than the Registration Statement without our prior written consent.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm contained therein.

                               Very truly yours,


                   CHRISTENSEN, WHITE, MILLER, FINK, JACOBS
                               GLASER & SHAPIRO